EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-11 Amendment No. 4, and the related Prospectus of United Development Funding III, L.P. for the registration of 17,500,000 limited partnership units and to inclusion therein of our report dated September 22, 2005, with respect to the balance sheet of United Development Funding, L.P. as of December 31, 2004, filed with the Securities and Exchange Commission.
/s/ Whitley Penn
Dallas, Texas
February 10, 2006